Exhibit 10.2

CHANDLER ENERGY, LLC

Oil & Gas Exploration and Production

February 27, 2007

Mr. Kenneth Morrison

Morrison Enterprises

3303 West 12th Street

Hastings, Nebraska 68902

AGREEMENT TO EXCHANGE

Chandler Energy LLC – Morrison Enterprises

Subordinated Note

Dear Ken:

With respect to that certain Subordinated, Convertible Promissory Note dated April 20, 2004 (the “Note”), made by Chandler Energy, LLC (“Borrower”), payable to Morrison Enterprises (“Morrison”), Borrower and Morrison have agreed to extinguish the entirety of the $2,000,000 principal amount of the Note and release any mortgages in exchange for 250,000 shares of common stock in GeoResources, Inc. (“GEOI Shares”) to be transferred and assigned to Morrison Enterprises by Chandler Energy, LLC subject to the following terms and conditions:

Condition to Conversion:

That the common shareholders of GeoResources, Inc. present in person or by proxy at the Special Meeting of Shareholders of GeoResources, Inc. scheduled to be held March 29, 2007 (or any adjournments or postponements thereof) approve the issuance of common shares pursuant to the “Agreement and Plan of Merger dated September 14, 2006 among GeoResources, Inc., Southern Bay Energy Acquisition, LLC, Chandler Acquisition, LLC, Southern Bay Oil & Gas, L.P., Chandler Energy, LLC and PICA Energy, LLC,” (the “Merger”).

Terms of Conversion:

•

The Effective Time of the conversion shall be immediately upon the closing of the Merger.  The actual Note shall be retained by Morrison pending receipt by Morrison of the GEOI Shares.

•

The GEOI Shares shall be issued in the name of Morrison and delivered to Morrison by Borrower immediately upon their issuance by Wells Fargo Shareowner Services in their capacity as Exchange Agent for GeoResources, Inc.

•

In the event that the daily NASDAQ quoted closing price of a common share of GeoResources, Inc. (“GEOI”) does not equal or exceed $8.00 for any period of 20 consecutive trading days from the Effective Time through December 31, 2007, Borrower, on a one time lookback basis, and on or before January 31, 2008, agrees to assign additional common shares of its GeoResources, Inc. held by Borrower to Morrison according to the following formula:

[(2,000,000/X) – 250,000]

where “X” =

average of highest closing price of GEOI for any 20 consecutive trading days during the period from the Effective Date through December 31, 2007

If this is consistent with your understanding of our agreement, please return one fully executed agreement for closing.

Very truly yours,

/s/ Collis P. Chandler, III

Collis P. Chandler, III

President

Agreed to this 2nd day of March 2007.

MORRISON ENTERPRISES, INC.

/s/ Kenneth Morrison_________________

Kenneth Morrison